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                                  THE HARTFORD

                         EXECUTIVE SEVERANCE PAY PLAN I

  This document describes your benefits under The Hartford Executive Severance Pay Plan I and includes the text of the Plan and other important information.

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                                                        [GRAPHIC OMITTED]



                                                        JUNE 27, 2000

                                  THE HARTFORD
                         EXECUTIVE SEVERANCE PAY PLAN I

1.  PURPOSE.  The purpose of The Hartford  Executive  Severance  Pay Plan I (the
    -------
"PLAN") is to assist in occupational transition by providing severance pay for Tier 3 executives covered by this Plan (and such other individuals as may be specifically designated by the Plan Administrator) whose employment is terminated under conditions set forth in this Plan.

2.  APPLICATION  OF PLAN.  This amended and restated Plan is effective  June 27,
    --------------------
2000. Any termination of employment that has an Effective Date (as defined herein) while this Plan is in effect shall be governed exclusively by the terms of this Plan and by no other plan, policy, practice or arrangement, except (A) where this Plan is expressly superseded by an individual written employment contract or other written agreement with the Company (as defined herein), or (B) where the Plan Administrator determines that the Plan in effect prior to this Plan shall apply to an executive involved in the performance discipline process on or before June 27, 2000. To the extent that this Plan is expressly superseded by any such contract or agreement, no severance shall be payable hereunder, and the provisions of this Plan will be deemed null and void and without effect.

3. COVERED  EMPLOYEES.  You are a Covered Employee under this Plan if you are an
   ------------------
"EMPLOYEE" (as defined below) who: (A) qualifies as an "ELIGIBLE EMPLOYEE" (as defined below), and (B) is identified as a Tier Three executive of the Company on the date selected by the Company (or Plan Administrator or designee) as your last day of active employment (the "EFFECTIVE DATE").

An Employee on an authorized leave of absence, paid or unpaid (including medical leave of absence) of not more than twenty-six (26) weeks who would otherwise qualify as a Covered Employee, but for being on leave of absence, will be considered a Covered Employee for purposes of this Plan. An Employee on a leave of absence due to Disability (as defined in The Hartford Investment and Savings
Plan) of more than six months will be considered a Covered Employee for purposes of this Plan if he or she seeks employment with the Company immediately following the period of Disability.

The "COMPANY" means, collectively, Hartford Fire Insurance Company and Hartford Life and Accident Insurance Company, and any of their designated subsidiaries or affiliates, and any successor of any of the foregoing by merger or purchase or otherwise.

"EMPLOYEE" means any person regularly employed by the Company, but shall not include any person who performs services for the Company as an independent contractor or under any other non-employee classification, or who is classified by the Company as, or determined by the Company to be, an independent contractor.

"ELIGIBLE EMPLOYEE" means an Employee employed by the Company; provided, however, that except as the Plan Administrator may otherwise provide on a basis uniformly applicable to all persons similarly situated, Eligible Employee shall not include any "INELIGIBLE PERSON," which means all of the following: (A) a person who: (i) is paid on an hourly basis, and (ii) does not actively work for the Company at least 20 hours per week on a scheduled basis; or (B) a person who: (i) is paid on a salaried basis, and (ii) does not actively work for the Company at least 30 hours per week on a scheduled basis; or (C) a person who:
(i) holds a position with the Company's "HARTEMP" Program, or (ii) is hired to work for the

Company through a temporary employment agency, or (iii) is hired to a position with the Company with notice on his or her date of hire that the position will terminate on a certain date; or (D) a person who is a leased employee (within the meaning of Section 414(n)(2) of the Internal Revenue Code of 1986, as amended) of the Company or is otherwise employed through a temporary help firm, technical help firm, staffing firm, employee leasing firm, or professional employer organization, regardless of whether such person is an Employee of the Company, or (E) a person who performs services for the Company as an independent contractor or under any other non-employee classification, or is classified by the Company as, or determined by the Company to be, an independent contractor, or who is classified by the Company as, or determined by the Company to be, an independent contractor, regardless of whether such person is characterized or ultimately determined by the Internal Revenue Service or any other Federal, State or local governmental authority or regulatory body to be an employee of the Company or its affiliates for income or wage tax purposes or for any other purpose.

Notwithstanding any provision in the Plan to the contrary, if any person is an Ineligible Person or otherwise does not qualify as an Eligible Employee, or is otherwise ineligible to participate in the Plan, and such person is later required by a court or governmental authority or regulatory body to be classified as a person who is eligible to participate in the Plan, such person shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as an Eligible Employee by the Plan Administrator, and if so designated, the participation of such person in the Plan shall be prospective only.

4. SEVERANCE PAY UPON TERMINATION OF EMPLOYMENT.  If the Company terminates your
   --------------------------------------------
employment, you shall be provided severance pay in accordance with the terms of this Plan EXCEPT if you:
          ------

o are terminated for misconduct or other disciplinary action, which by way of example may include, but is not limited to, the following: excessive absenteeism/tardiness; serious violations of Company work rules or policies, including but not limited to falsification of records, security violations, or violations of anti-harassment policies; violation of the Company Code of Corporate Conduct or other similar policy or undertaking of the Company; or any Company-initiated termination for cause or for actions that are immoral, unethical, insubordinate, inimical to the best interests of the Company, or illegal;

o        are  terminated  for poor  performance,  except as  provided in Section
         5(B);

o        refuse  or  accept  a  Comparable   Position   offered  as  alternative
         employment with the Company. For purposes of this Plan, "COMPARABLE POSITION" shall mean a position which carries with it the same base salary and the same range of total incentive compensation opportunity offered by the previous position held, and with the same or similar duties or with different duties which, in the judgment of the Plan Administrator or designee, the employee is able to perform, and which is located within a 50-mile radius of the previous position's location; provided that changes in employee benefits shall not be interpreted to constitute a non-Comparable Position if the position offered otherwise constitutes a Comparable Position;

o terminate employment with the Company prior to the Effective Date (as defined in Section 3);

o are terminated while on a non-disability or non-military leave of absence (paid or unpaid) after 26 weeks of such leave;

o are mandatorily retired on or after your Normal Retirement Date where legally permitted. "NORMAL RETIREMENT DATE" shall mean the first day of the month which coincides with or follows your 65th birthday;

o accept or refuse a Comparable Position or are terminated following acceptance of a Comparable Position under circumstances described in
         Section 10 hereof; or

o are eligible for greater severance payments under the terms of an individual written employment contract or other written agreement with the Company.

If you initiate termination of employment for any reason including resigning, retiring or failing to return to work immediately following the expiration of any non-disability or non-military leave of absence, or if you fail to seek employment with the Company immediately following a leave of absence due to Disability of more than six months, or if you die, no severance pay will be provided under this Plan.

5.  SCHEDULE OF SEVERANCE PAY.
    -------------------------

         (A) SEVERANCE PAY FOR  TERMINATIONS  OTHER THAN WORK  PERFORMANCE-BASED
             -------------------------------------------------------------------
         TERMINATIONS
         ------------

         If you are a Covered  Employee and your employment is terminated by the
         Company (i) FOR REASONS  OTHER THAN THOSE LISTED IN SECTION 4, and (ii)
                     -------------------------------------------------
         IN A SITUATION  OTHER THAN ONE  DESCRIBED  IN SECTION  5(B) BELOW,  you
         ----------------------------------------------------------------
         shall be provided with severance pay, up to a maximum of 52 weeks, according to the following Schedule of Severance Pay, which sets forth the number of weeks of Weekly Base Pay (as defined below) that will be provided to you based on your Years of Service (as defined below) as of the Effective Date, subject to the provisions of Section 7 of this Plan. Such severance pay shall be paid at the time and in the form described in Section 7 of this Plan.

             YEARS OF SERVICE    NUMBER OF WEEKS OF WEEKLY BASE PAY
             ----------------    ----------------------------------

             - Less than 2      - 19 weeks, plus 2 weeks

             - 2 or more        - 19 weeks, plus 1 week for each Year of Service

         Except as provided below, "WEEKLY BASE PAY" shall mean your annual base salary at the Effective Date, excluding variable pay such as bonuses, incentive awards, performance share awards and other premiums and allowances, divided by fifty-two (52) weeks.

         If on the Effective Date you are covered under a sales incentive plan approved by the Plan Administrator, "WEEKLY BASE PAY" shall mean your Weekly Base Pay as defined above, plus the average weekly incentive pay you received during the preceding 24 calendar months (or such lesser number of months you were covered under such a plan), not to exceed the maximum of the assigned salary range.

         "YEARS OF SERVICE" shall mean the total number of your completed full years of employment measured from your Company Service Date to your Effective Date. A "YEAR OF SERVICE" shall mean one completed full year of employment with the Company. Your "COMPANY SERVICE

         DATE" is the date used to determine your eligibility for vesting under the applicable Company retirement plan in effect on the Effective Date (or if no such plan is in effect, such other date as may be designated as your Company Service Date in the sole discretion of the Plan Administrator or designee).

         (B)  SEVERANCE PAY FOR WORK PERFORMANCE-BASED TERMINATIONS
              -----------------------------------------------------

         Full severance will be paid, according to the Schedule of Severance Pay set forth in Section 5(A) of this Plan, for situations where you are terminated by the Company for performance reasons only if you have been
                                                           ----
         in your current position for no more than six months and the position you held immediately prior to your current position was eliminated.

         For situations other than the above, you may elect one of two options if you have been given a written probation notice because of poor work performance. Such probation notice may be a written warning, an action plan, a performance action plan, a final warning, a final written warning, a final probation notice or other similar document. Your two options are as follows: You may accept the probation and attempt to improve and maintain your work performance to the level that management finds acceptable or you may elect to waive this opportunity and receive a special separation arrangement. The special separation arrangement will allow you to avoid the probationary period, ending your active employment immediately; in exchange for a release, you will receive half of the severance shown in the Schedule of Severance Pay set forth in Section 5(A) of this Plan. Upon your request, your manager will give you a written special separation agreement to review and consider. The Plan Administrator or designee has full, sole discretion as to the content of the special separation arrangement.

         If you wish to request the special separation arrangement, the request must be made in writing and must be received by your manager no later than 28 days before the end of your final probation for poor work performance. For example, if you have been told you have 60 days to improve or be placed on final probation, your request for the special severance arrangement must be received by your manager no later than the second calendar day after you are placed on a final 30 day probation.

         If you do not elect the special separation arrangement and you do not successfully complete the probation, your employment will be terminated for poor work performance and you will not be eligible to receive any notice or severance pay under this Plan.

6. NOTICE OR PAY IN LIEU OF NOTICE.  In addition to being eligible for severance
   -------------------------------
pay as provided above, at the Company's discretion, a Covered Employee will normally receive either four weeks notice and be required to perform such services as may be requested by the Company, or pay in lieu of notice equal to four weeks of Weekly Base Pay. Any notice period provided shall be considered active employment for the purpose of this Plan. A notice period of more or less than four weeks, and/or notice pay of more or less than four weeks, may be provided at the sole discretion of the Plan Administrator or designee.

7. FORM AND TIMING OF PAYMENT OF SEVERANCE  PAY.  Severance  pay will be paid in
   --------------------------------------------
periodic payments according to your regular payroll schedule and at your semi-monthly pay rate and in accordance with the Company's semi-monthly pay cycle ("PERIODIC PAYMENT"), up to your final Periodic Payment. If the date for your final Periodic Payment falls in the middle of a semi-monthly pay cycle, you will be paid a pro-rated amount of such final Periodic Payment, based on the number of days in the particular cycle.

Notwithstanding the foregoing, the Company reserves the right at any time to pay the remaining severance pay in a single lump sum payment, to the extent determined appropriate in the sole discretion of the Plan Administrator or designee.

Periodic Payment of severance pay will commence as soon as practicable after the Effective Date. Where the Company exercises its right to make a lump sum payment of severance pay after the commencement of Periodic Payment, such lump sum will be paid as soon as practicable after the Company exercises such right.

In the event of your death while you are receiving Periodic Payment of severance pay, the amount of severance pay remaining shall be paid, subject to applicable law, in a single lump sum payment to your spouse, if any, or to such other beneficiary or beneficiaries designated by you in writing, or if you are not married or failing such designation, to your estate.

In the event you secure employment other than with the Company while receiving Periodic Payment, you must notify the Company. Upon such notification, the Company generally will make a single lump sum payment to you of all remaining severance pay.

In the event you retire under the applicable Company retirement plan while receiving Periodic Payment, the Company will pay you any remaining severance pay in a single lump sum payment.

Any severance payment provided hereunder will be subject to applicable federal, state and local taxes, which will be withheld from such payment where required by applicable law as determined in the sole discretion of the Plan Administrator or designee. In addition, any severance payment provided hereunder will be offset by reducing such payment by any outstanding amount that you owe to the Company for whatever reason.

8. EMPLOYEE  BENEFIT PLAN COVERAGE  WHILE  RECEIVING  SEVERANCE  PAY.  Except as
   -----------------------------------------------------------------
otherwise provided in this Plan, as long as you are receiving Periodic Payment of severance pay under this Plan, you will continue to be eligible for participation in Company employee benefit plans in effect on the Effective Date, in accordance with the applicable provisions of such plans. You will not be eligible to participate in any Company salary continuation, short-term or long-term disability plans, the Company business travel accident plan or any new employee benefit plan or any improvement to any existing employee benefit plan adopted by the Company after the Effective Date.

If a lump sum payment of severance pay is made, eligibility to participate in all Company benefit plans ends.

Deductions for benefit plans for which you remain eligible will continue while you are receiving Periodic Payment of severance pay, subject to the maximum time periods and other eligibility requirements as specified by the terms of the respective plans in effect as of the Effective Date.

9. EXCLUDED COMPENSATION PLANS, PROGRAMS,  ARRANGEMENTS AND PERQUISITES.  During
   --------------------------------------------------------------------
the period you are receiving Periodic Payment of severance pay, unless specifically authorized by the Company in writing, you will not be eligible to accrue any vacation or participate in any (A) bonus program; (B) service recognition program; (C) special termination program; (D) tax or financial advisory services; (E) new or revised compensation program that may be introduced after the Effective Date; or (F) other employee compensation program, plan, arrangement, practice, policy or perquisite. The period during which you are receiving Periodic Payment of severance pay shall not be counted as service for purposes of any Company long-term incentive compensation awards outstanding as of the Effective Date. Notwithstanding the preceding sentence, during such period you will continue to be eligible to vest in any outstanding unvested deferred restricted stock units (bonus swap), as well as any outstanding unvested stock option awards except (i) any options awarded to you on December
                              ------
17, 1997 or July 19, 2000, and (ii) any other options that are designated under the terms of the award of such options as ineligible for continued crediting of service during Periodic Payment of severance pay. Also during such period, you will continue to be eligible to exercise any outstanding vested stock option awards, except to the extent that (a) such options first expire under the applicable plan or program, or (b) such options are designated under the terms of the award of such options as ineligible for continued exercise during Periodic Payment of severance pay. Any unvested restricted stock and unvested performance shares outstanding as of the Effective Date will be canceled as of the Effective Date, except to the extent otherwise provided in the applicable plan or program.

10.  DIVESTITURE, CLOSURE, RELOCATIONS.
     ---------------------------------

If the Company or a subsidiary or affiliate or division of the Company or a portion thereof at which you are employed is sold or divested in a transaction that does not qualify as a Change of Control under Section 11 hereof, and you are not offered a Comparable Position (as defined in Section 4) either with the Company, the acquiror, or the divested unit, you are eligible for severance pay under Section 5(A) of this Plan (provided that you are not otherwise ineligible for severance pay for any of the reasons described in Section 4 of this Plan). Eligibility may be forfeited at the sole discretion of the Plan Administrator or designee if you voluntarily terminate employment prior to the Effective Date.

Severance payments and related benefits will not be provided under this Plan if you continue employment with, or are hired on the Effective Date by, or refuse employment of a Comparable Position with, the Company, the acquiror or the divested unit.

The provisions of this Section 10 shall apply to all sales and divestitures (whether accomplished as sales of assets, sales of corporate entities or any other method), unless such sale or divestiture qualifies as a Change of Control under Section 11 hereof, in which event only the provisions of Section 11 shall apply.

If the entire Company or the portion of the Company at which you are employed is closed or relocated and you are not offered a Comparable Position by the Company, you will be provided severance pay under Section 5(A) of this Plan (provided that you are not otherwise ineligible for severance pay for any of the reasons described in Section 4 of this Plan). Eligibility may be forfeited at the sole discretion of the Plan Administrator or designee if you voluntarily terminate employment prior to the Effective Date. Severance payments and related benefits will not be provided if you are offered a Comparable Position with the Company and you accept or refuse the Comparable Position.

11.  ADDITIONAL SEVERANCE PAY IN THE EVENT OF A CHANGE OF CONTROL
     ------------------------------------------------------------

         (A)  ADDITIONAL  SEVERANCE PAY. In the event of a Change of Control (as
              -------------------------
         defined below), a Covered Employee who within the three year period following such Change of Control either is involuntarily terminated by the Company for any reason other than in a Termination For Cause (as defined below), a termination due to death or a termination due to Disability (as defined in The Hartford Investment and Savings Plan), or voluntarily terminates employment with the Company for Good Reason (as defined below), shall be provided severance pay equal to the sum of:
         (i) the amount provided under the Schedule of Severance Pay set forth in Section 5(A), and (ii) the additional amounts provided for in this
         Section 11, subject to the limitations imposed by Section 11(D).

         (B)  ADDITIONAL  WEEKS OF WEEKLY BASE PAY.  Subject to Section 11(D), a
              ------------------------------------
         Covered Employee referred to in Section 11(A) shall receive the following amount, based on his or her Years of Service as of the Effective Date, up to a combined maximum of 78 weeks of Weekly Base
         Pay:

            YEARS OF SERVICE        ADDITIONAL WEEKS OF WEEKLY BASE PAY
            ----------------        -----------------------------------

            - Less than 2           - 2 additional weeks

            - 2 or more             - 1 additional week for each Year of Service

         (C) PRO RATA  PORTION OF TARGET  BONUS.  Subject to  Section  11(D),  a
             ----------------------------------
         Covered Employee referred to in Section 11(A) shall receive the Pro-Rata Portion of the Target Bonus, which shall be equal to the product of: (i) the "TARGET BONUS," which shall mean the annual bonus determined as a percentage of annual base salary based on the annual target bonus percentage established for Employee under the Executive Bonus Program or the Performance Share Program (or any similar or successor plan, policy or program) for the calendar year in which the Effective Date occurs, or if no such annual target bonus percentage is established, based on the highest actual bonus percentage awarded to the Employee under the applicable bonus plan, policy or program for the last three full calendar years prior to the Effective Date, multiplied by (ii) the "PRO RATA PORTION," which shall mean a fraction (the "SERVICE FRACTION"), the numerator of which is equal to the number of rounded months in such calendar year which have elapsed as of the Effective Date, and the denominator of which is 12; provided that if
                                                                -------------
         the Effective Date occurs in the last quarter of any calendar year, the Pro-Rata Portion of the Target Bonus shall mean the amount determined under the above formula or, if greater, the product of: (a) the annual bonus that would have been paid to the Employee based on actual performance for such calendar year, and (b) the Service Fraction.

         (D)   REDUCTION  OF  SEVERANCE   PAY  TO  REDUCED   AMOUNT  IN  CERTAIN
               -----------------------------------------------------------------
         CIRCUMSTANCES.
         -------------

                  (I) DETERMINATION OF EXISTENCE OF REDUCED AMOUNT. Notwithstanding anything herein to the contrary, in the event that Arthur Andersen or such other nationally recognized public accounting firm as designated by the Company (the "ACCOUNTING FIRM") shall determine that a Covered Employee's receipt of the Payments would subject such Covered Employee to tax under Section 4999 of the Code (as defined below), the Accounting Firm shall determine whether some amount of the aggregate Plan Payments meets the definition of Reduced Amount (defined below).

                  (II) CONSEQUENCES OF DETERMINATION OF EXISTENCE OF REDUCED AMOUNT. If the Accounting Firm determines that there is a Reduced Amount as provided in the preceding paragraph, then the aggregate Plan Payments (as defined below) shall be reduced to such Reduced Amount. The Company shall promptly give the Covered Employee notice to that effect and a copy of the detailed calculation thereof, and the Covered Employee may then elect, in his or her sole discretion, which and how much of the aggregate Plan Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Plan Payments equals the Reduced Amount), and shall advise the

                  Company in writing of his or her election within ten days of receipt of such notice. If no such election is made by the Covered Employee within such ten-day period, the Company may elect which portion of such Plan Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Plan Payments equals the Reduced Amount) and shall notify the Covered Employee promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and the Covered Employee and shall be made within 60 days of the applicable termination of the employment of the Covered Employee. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Covered Employee such Plan Payments as are then due to the Covered Employee under the Plan and shall promptly pay to or distribute for the benefit of the Covered Employee in the future such Plan Payments as become due to the Covered Employee under this Plan.

                  (III) CONSEQUENCES OF OVERPAYMENT OR UNDERPAYMENT OF AGGREGATE SEVERANCE. If as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm under Section 11(D) (i) hereof, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Covered Employee pursuant to the Plan which should not have been so paid or distributed ("Overpayment"), or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Covered Employee pursuant to this Plan that could have been so paid or distributed ("UNDERPAYMENT"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Covered Employee which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Covered Employee shall be treated for all purposes as a loan to the Covered Employee which the Covered Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have
                  --------
                  been made and no amount shall be payable by the Covered Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Covered Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Covered Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                  (IV) FEES AND EXPENSES OF ACCOUNTING FIRM. All fees and expenses of the Accounting Firm in implementing the provisions of this Section 11(D) shall be borne by the Company.

         (E) FORM AND TIMING OF SEVERANCE  PAY. The  additional  weeks of Weekly
             ---------------------------------
         Base Pay provided for under Section 11(B) shall be paid in a single lump sum immediately following the date of the applicable involuntary termination. The Pro-Rata Portion of the Target Bonus provided for under Section 11(C) shall be paid as follows: (i) if the Effective Date occurs in the first, second or third calendar quarter of any particular calendar year, then the Pro-Rata Portion of the Target Bonus shall be paid in a single lump sum no later than 10 days following the Effective Date; or (ii) if the Effective Date occurs in the fourth calendar quarter of any particular calendar year, then the Pro-Rata Portion of the Target Bonus shall be paid in a single lump sum no later than the same time as similar awards are paid to other executives participating in the plans or programs under which the awards are paid, but in no event later than March 31 of the calendar year immediately following the end of such fourth calendar quarter. The Tax Reimbursement Payment provided for under Section 11(D) shall be paid at the time specified in Section 11(D).

         (F)  DEFINITIONS.  For purposes of this Section 11, the following terms
              -----------
         shall have the following meanings:

                  "ACT" means the Securities Exchange Act of 1934, as amended.

                  "BASE SALARY" means the amount a Covered Employee is entitled to receive from the Company as wages or salary on an annualized basis as consideration for the Covered Employee's services, including earned but deferred wages or salary, but excluding all bonus, overtime, and incentive compensation.

                  "BENEFICIAL   OWNER"   means  any  Person  who,   directly  or
                  indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (i) a Person shall
                                               -------------
                  not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (a) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (b) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (a) or (b) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                           (I) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to
                           Section 13(d) of the Act disclosing that any Person other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford, is the Beneficial Owner directly or indirectly of twenty percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford;

                           (II) any Person, other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford, shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of The Hartford (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of fifteen percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

                           (III) the  stockholders of The Hartford shall approve
                           (a) any consolidation or merger in which The Hartford is not the continuing or surviving corporation or pursuant to which shares of stock of The Hartford entitled to vote in the election of directors of The Hartford would be converted into cash, securities or other property, other than a consolidation or merger of The Hartford in which holders of such stock of The Hartford immediately prior to the consolidation or merger have the same proportionate ownership of stock of the surviving corporation entitled to vote in the election of directors immediately after the consolidation or merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of The Hartford; or

                           (IV) within any 12 month period, the persons who were directors of The Hartford immediately before the beginning of such period (the "INCUMBENT DIRECTORS OF THE HARTFORD") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of The Hartford or the board of directors of any successor to The Hartford, provided that any director of The Hartford who was not a director of The Hartford at the beginning of such period shall be deemed to be an Incumbent Director of The Hartford if such director (a) was elected to the board of directors of The Hartford by, or on the recommendation of or with the approval of, at least two-thirds of the directors of The Hartford who then qualified as Incumbent Directors of The Hartford either actually or by prior operation of this clause
                           (iv), and (b) was not designated by a Person who has entered into an agreement with The Hartford to effect a transaction described in the immediately preceding clause (iii) hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "GOOD REASON" means the occurrence of any of the following after the occurrence of a Change of Control: (i) a reduction in the Covered Employee's Base Salary below the Required Base Salary; (ii) a greater than 10% reduction in the level of the Total Compensation offered to the Covered Employee in comparison to the Total Compensation enjoyed by the Covered Employee immediately prior to the Change of Control; or
         (iii) the Company's requiring the Covered Employee to be based at any office or location more than 50 miles from the location at which he or she performed services immediately prior to the Change of Control, except for travel reasonably required in the performance of the Covered Employee's responsibilities.

         "NET AFTER-TAX RECEIPT" means the Present Value of a Payment net of all taxes imposed on the Covered Employee with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Covered Employee's taxable income for the immediately preceding taxable year, or such other rate(s) as the Covered Employee shall certify, in the sole discretion of the Covered Employee, as likely to apply to the Covered Employee in the relevant tax year(s).

         "PAYMENT"   means  any  payment  or   distribution  in  the  nature  of
         compensation  to or for the  benefit
         of the Covered Employee, whether paid or payable pursuant to this Plan or otherwise.

         "PERSON" has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (i) The Hartford, any subsidiary of The Hartford or any other Person controlled by any of the foregoing,
         (ii) any trustee or other fiduciary holding securities under any employee benefit plan of The Hartford or of any subsidiary of The Hartford, or (iii) a corporation owned, directly or indirectly, by the stockholders of The Hartford in substantially the same proportion as their ownership of securities of The Hartford.

         "PLAN PAYMENT" means a Payment paid or payable pursuant to this Plan (disregarding Section 11(D)).

         "PRESENT VALUE" means such value as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of Code.

         "REDUCED AMOUNT" means the smallest amount of Plan Payments that (i) has a Present Value that is less than the Present Value of all Plan Payments, and (ii) results in aggregate Net After-Tax Receipts for all Payments that are greater than the Net After-Tax Receipts for all Payments that would result if the aggregate Present Value of Plan Payments were any other amount that is less than the Present Value of all Plan Payments.

         "REQUIRED BASE SALARY" means with respect to any Covered Employee the higher of (i) the Covered Employee's Base Salary as in effect immediately prior to the Change of Control, or (ii) the Covered Employee's highest Base Salary in effect at any time thereafter.

         "TERMINATION FOR CAUSE" means, for purposes of this Section 11 only, the following: a termination of a Covered Employee's employment due to
         (i) the Covered Employee's conviction of a felony; (ii) an act or acts of extreme dishonesty or gross misconduct on the Covered Employee's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by the Covered Employee of his or her obligations to devote his or her full attention during normal business hours to the business and affairs of the Company and to use his or her best efforts to perform faithfully and efficiently the responsibilities assigned to such Covered Employee except for time away from work authorized by Company policy or state or federal law, which violations are demonstrably willful and deliberate on the Covered Employee's part and which result in material damage to the Company's business or reputation.

         "THE HARTFORD" means The Hartford Financial Services Group, Inc., or a successor by merger, purchase or otherwise.

         "TOTAL COMPENSATION" means the aggregate of a Covered Employee's Base Salary, Target Bonus (as defined in Section 11(C) hereof), and the value of any long-term incentive compensation award (including any option award) made to the Employee under any The Hartford 2000 Incentive Stock Plan (or any successor plan, policy or program), such value to be determined as of the date such award was made.

12. REHIRING. If you are rehired by the Company while receiving Periodic Payment
    --------
of severance you will no longer be entitled to severance pay under this Plan; provided, however, that if you are rehired by the Company following a termination in connection with a Change of Control, you will not be required pursuant to the following paragraph to reimburse the Company as a condition to your rehire if you already have received a lump sum payment of severance pay.

If a lump sum payment of severance pay was made to you, you will be required to reimburse the Company in an amount equal to the number of weeks of Weekly Base Pay provided to you under the Schedule of Severance Pay, less an amount calculated by multiplying such number of weeks of Weekly Base Pay by the number of weeks elapsing from the Effective Date to your rehire date. Such reimbursement must be made as a condition to your being rehired.

13. OFFSET. Any severance pay provided to you under this Plan shall be offset by
    ------
reducing such amount by any severance pay, termination pay or similar pay or allowance which you receive or are entitled to receive (A) under any other Company plan, policy, practice, program or arrangement; (B) pursuant to any individual written employment agreement or other written agreement with the Company; or (C) by virtue of any law, custom or practice excluding, however, any unemployment compensation which you may receive as a state unemployment award.

Any severance pay provided to you under this Plan shall also be offset by reducing such amount by any severance pay, termination pay or similar pay or allowance you may have received as a result of any prior termination of employment with the Company unless, as of the Effective Date, you have been re-employed for a period exceeding one year, in which case you will be eligible to receive severance pay according to the above Schedule of Severance Pay to the extent permitted by this Plan.

Any severance pay and any notice pay provided to you under this Plan shall be offset by reducing such severance pay and notice pay by any payments made to you by the Company pursuant to the Worker Adjustment and Retraining Notification Act ("WARN") and any similar federal, state or local law. Except as provided above with regard to WARN and similar laws, notice pay under this Plan shall not be subject to offset.

Notwithstanding the foregoing, in the event of a Change of Control, the Company's obligation to make the severance payments and any other payments to you under this Plan upon any termination following a Change of Control and otherwise to perform its obligations hereunder upon any termination following a Change of Control shall not be affected by any set-off for monies owed to the Company, counterclaim, recoupment, defense or other claim, right or action which the Company may have against you or others and, in no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Plan and such amounts shall not be reduced whether or not you obtain other employment.

14. ADMINISTRATION OF PLAN. Responsibility for administration of this Plan rests
    ----------------------
with Hartford Fire Insurance Company's Group Senior Vice President, Human Resources (or other person holding a position with similar responsibilities) or his or her designee (the "Plan Administrator"). The Plan Administrator shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including, but not limited to, the right to determine appeals. Subject to applicable federal and state law, all interpretations and decisions by the Plan Administrator shall be final, conclusive and binding on all parties affected thereby.

15.  TERMINATION OR AMENDMENT.  The Plan  Administrator  shall have the power to
     ------------------------
make any amendments to the Plan that do not involve a material cost to the Company or are required by applicable law. Any other amendments to the Plan shall be made by the Board of Directors of Hartford Fire Insurance Company. Hartford Fire Insurance Company through the appropriate committee of its Board of Directors, reserves the right in its sole discretion to terminate, modify, amend or change this Plan ("PLAN CHANGE") at any time without prior notice and no consent of any person shall be required, except that (A) no such Plan Change,
                                            -----------
and no Plan amendment made by the Plan Administrator, may reduce or adversely affect severance pay for any employee who is already receiving severance pay under the Plan prior to such Plan Change or amendment, and (B) in the event of a Change of Control as defined in Section 11 above, no modification, amendment or other change shall be made to this Plan, and this Plan shall not be terminated, for a period of three years following the date of such Change of Control.

16. MISCELLANEOUS.
    -------------

o In cases where severance pay is provided under this Plan, pay in lieu of any unused vacation entitlement will be paid to you in a single lump sum payment by the time severance pay ceases. Such lump sum payment will not have the effect of extending your service with the Company for any purpose.

o Benefits under this Plan are paid for by the Company entirely from its general assets.

o The section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.

OTHER IMPORTANT INFORMATION
---------------------------

NOTICE.  THIS PLAN IS NOT A CONTRACT OF  EMPLOYMENT.  IT DOES NOT GUARANTEE YOUR
------
EMPLOYMENT FOR ANY SPECIFIED PERIOD AND DOES NOT LIMIT THE RIGHT OF THE COMPANY TO TERMINATE YOUR EMPLOYMENT AT ANY TIME FOR ANY REASON. EMPLOYMENT WITH THE COMPANY IS TERMINABLE AT WILL.

ANY EMPLOYEE WHO IS NOT OBLIGATED TO CONTINUE EMPLOYMENT WITH THE COMPANY UNDER A FORMAL WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY RETAINS THE RIGHT TO TERMINATE EMPLOYMENT AT ANY TIME, WITH OR WITHOUT NOTICE, AND WITH OR WITHOUT CAUSE. LIKEWISE, THE COMPANY CAN TERMINATE THE EMPLOYMENT OF ANY EMPLOYEE AT ANY TIME, WITH OR WITHOUT NOTICE, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAW.

NO SUPERVISOR OR MANAGER HAS ANY AUTHORITY TO ENTER INTO AN EMPLOYMENT AGREEMENT, WRITTEN OR VERBAL, OR TO MAKE ANY AGREEMENT OR REPRESENTATIONS CONTRARY TO THE FOREGOING, UNLESS IT IS AUTHORIZED IN WRITING BY THE CHIEF EXECUTIVE OFFICER OR PRESIDENT OF THE COMPANY AND SUCH AGREEMENT IS IN WRITING. FURTHER NO COMPANY DOCUMENT, COMMUNICATION OR PUBLICATION SHOULD BE UNDERSTOOD AS, OR CONSTRUED AS, EXTENDING SUCH A REPRESENTATION.